UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 15, 2019

 ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175
(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500
(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	EA	NASDAQ Global Select Market

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Performance-Based Restricted Stock Unit Awards

On May 15, 2019, the Compensation Committee (“Committee”) of the Board of Directors (the “Board”) of Electronic Arts Inc. (the “Company”) approved the terms of performance-based restricted stock unit awards (the “PRSUs”) to be granted to certain eligible employees at the level of senior vice president and above. The PRSUs are expected to be granted on June 17, 2019, and will be subject to the terms of the Electronic Arts Inc. 2000 Equity Incentive Plan, as amended, and the terms set forth in the applicable PRSU agreement. The terms of the form of PRSU agreement for fiscal 2020 grants remain unchanged from the PRSUs granted in fiscal 2019.

The foregoing description of the PRSUs does not purport to be complete and is qualified in its entirety by reference to the full form of PRSU award agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Adoption of the Bonus Plan Addendum for Fiscal 2020

On May 16, 2019, pursuant to the EA Bonus Plan, the Board of the Company approved the Bonus Formula Addendum for the fiscal year ending March 31, 2020 (the “Fiscal 2020 Addendum”) for our Chief Executive Officer (“CEO”). The Fiscal 2020 Addendum was approved by the Committee for all other eligible employees of the Company and its subsidiaries. Although the Company generally expects to pay bonuses to our named executive officers pursuant to the terms of the Electronic Arts Inc. Executive Bonus Plan (“Executive Bonus Plan”), the Committee and the Board use the criteria described in the Fiscal 2020 Addendum as a guideline to determine the final amount of the bonus awards paid to the named executive officers under the Executive Bonus Plan.

The terms of the Fiscal 2020 Addendum remain substantially the same as the prior year and provide that, for fiscal 2020, the bonus pool for all eligible employees of the Company, other than the CEO, will be funded at 50% based on Company financial performance, using 25% non-GAAP earnings per share and 25% non-GAAP net revenue metrics, and at 50% based on business performance and the achievement of measurable business objectives, including. Management will then allocate, at its discretion, a percentage of the approved bonus pool funding to each business unit.

Mr. Wilson’s bonus award payout for fiscal 2020 will be determined by the Board based upon an overall assessment of the following: (i) his target bonus amount, (ii) the Company bonus funding and (iii) the attainment of his financial, strategic and operational performance objectives based 60% on the achievement of non-GAAP financial performance objectives with the key metrics being: (a) non-GAAP net revenue, (b) gross profit, (c) operating expenses, (d) non-GAAP earnings per share, and (e) operating cash flow and based 40% on the achievement of strategic and operating objectives.

The Board has discretion to increase or decrease the final bonus payout for other factors they deem significant, provided, however, the bonus award payout may not exceed the lesser of 300% of Mr. Wilson’s target bonus or $5 million and no bonus may be payable if the Company’s net income falls below a certain threshold.

The foregoing description of the Fiscal 2020 Addendum does not purport to be complete and is qualified in its entirety by reference to Fiscal 2020 Addendum, copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of 2019 Performance-Based Restricted Stock Unit Agreement*
10.2	EA Bonus Plan Fiscal Year 2020 Addendum*
*Management contract or compensatory plan or arrangement.

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Form of 2019 Performance-Based Restricted Stock Unit Agreement*
10.2	EA Bonus Plan Fiscal Year 2020 Addendum*
*Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	May 20, 2019	By:	/s/ Jacob J. Schatz
Jacob J. Schatz
Executive Vice President, General Counsel and Corporate Secretary